NASDAQ
THE NASDAQ STOCK MARKET
9600 BLACKWELL ROAD
ROCKVILLE, MD 20850

By Electronic Delivery to: jscardino@majesticinsurance.com

April 15, 2011

Mr. James J. Scardino
Chief Executive Officer
Majestic Capital Ltd.
P.O. Box HM 2062
Hamilton HM HX, Bermuda

Re: Majestic Capital Ltd. (the "Company")
Nasdaq Symbol: MAJC

Dear Mr. Scardino:

I am following up on our recent conversation in which I explained that since your Company has not yet filed its Form 10-K for the period ended December 31, 2010 (the "Filing"), it no longer complies with our Listing Rules (the "Rules") for continued listing.[1] Under our Rules the Company now has 60 calendar days to submit a plan to regain compliance and if we accept your plan, we can grant an exception of up to 180 calendar days from the Filing's due date, or until October 12, 2011, to regain compliance. Your plan should be as definitive as possible, addressing any issues that you believe would support your request for an exception.

In determining whether to accept your plan, we will consider such things as the likelihood that the Filing, along with any subsequent periodic filing that will be due, can be made within the 180 day period, the Company's past compliance history, the reasons for the late Filing, other corporate events that may occur within our review period, the Company's overall financial condition and its public disclosures. Please note that any subsequent periodic filing that is due within the 180 day exception period must be filed no later than the end of the period. Therefore, it would be helpful if your plan addresses each of these points.[2]

Please email your plan to me at howard.miller@nasdaqomx.com no later than June 14, 2011. After we review the plan, I will contact you if we have any questions or comments and will provide you written notice of our decision. If we do not accept your plan, you will have the opportunity to appeal that decision to a Hearings Panel.[3]

[1] Listing Rule 5250(c)(1). For online access to all Nasdaq Rules, please see "Nasdaq Reference Links," included with this letter.
[2] For additional information with respect to compliance plans please see attached "Factors to be considered when preparing your plan of compliance." This attachment includes relevant excerpts from the Frequently Asked Questions section of the "Nasdaq.com" website.
[3] See Listing Rule 5815(a).

Our Rules require that the Company, as promptly as possible, but no later than four business days from the receipt of this letter, make a public announcement by issuing a press release disclosing receipt of this letter and the Nasdaq Rule(s) upon which it is based.[4] The Company must also submit the announcement to Nasdaq's MarketWatch Department.[5] If the announcement is publicly released during Nasdaq market hours (7:00 am – 8:00 pm Eastern Time), you must notify MarketWatch at least 10 minutes prior to its public release. If the public announcement is made outside of Nasdaq market hours, the Company must notify MarketWatch of the announcement prior to 6:50 a.m. Eastern Time. For your convenience attached is a list of news services. Please note that if you do not make the required announcement trading in your securities will be halted.[6]

In addition, Nasdaq makes available to investors a list of all non-compliant companies, which is posted on our website at https://listingcenter.nasdaqomx.com. The Company will be included in this list beginning five business days from the date of this letter. As part of this process, an indicator reflecting the Company's non-compliance will be broadcast over Nasdaq's market data dissemination network and will also be made available to third party market data providers.

Finally, even though the Company has not filed its periodic report it is still required to provide us with the number of shares issued and outstanding at the end of each quarter. We would appreciate receiving this information on the attached form *"Change in Total Shares Outstanding for Delinquent Filers."* You should submit this form to us no later than seven days from receipt of this letter. If necessary, the Company may provide us with an estimated number.

If you have any questions, please do not hesitate to contact me, at +1 301 978 8042.

Sincerely,

H. Jay Miller
Listing Analyst
Nasdaq Listing Qualifications

Enclosures

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[4] Listing Rule 5810(b).
[5] The notice must be submitted to Nasdaq's MarketWatch Department through the Electronic Disclosure submission system available at www.NASDAQ.net.
[6] Listing IM-5810-1.

NASDAQ REFERENCE LINKS

Topic	Description
NASDAQ Listing Rules	All initial and continued listing rules
Corporate Governance	Independent directors, committee requirements and shareholder approval
Fees	FAQ's Listing Fees
Frequently Asked Questions (FAQ's)	Topics related to initial and continued listing
Hearing Requests & Process	Discussion of the Nasdaq Hearings process
Listing of Additional Shares (LAS)	Explanation of Nasdaq's Listing of Additional Shares process
Transfer to the Nasdaq Capital Market	Procedures and application to transfer securities to the Nasdaq Capital Market

Access to all Nasdaq listing information and forms can be accessed at the following:
https://listingcenter.nasdaqomx.com/Home.aspx

DIRECTORY OF NEWS SERVICES*

The use of any of these services will satisfy NASDAQ's listing rules that require the disclosure of specific information in a press release or public announcement. The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

News Service	Internet Address	Telephone Number
Bloomberg Business News	www.bloomberg.com	Phone: +1 212 318 2000
Business Wire	www.businesswire.com	Toll free: +1 800 227 0845 Phone: +1 415 986 4422
Dow Jones News Wire	www.dowjones.com	Toll free: +1 800 223 2274 Phone: +1 212 416 2400
GlobeNewswire (A NASDAQ OMX Co.)	www.globenewswire.com	Toll free: +1 800 307 6627 Phone: +1 310 642 6930
MarketWire	www.marketwire.com	Toll free: +1 800 774 9473 Phone: +1 310 765 3200
PR Newswire	www.prnewswire.com	Toll free: +1 800 776 8090 Phone: +1 201 360 6700
Reuters	www.thomsonreuters.com	Phone: +1 646 223 4000

* Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS' EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Listing Rule(s) ________.

Change in Total Shares Outstanding for Delinquent Filers:

Pursuant to Nasdaq Listing Rules 5910(b)(3) and 5920(b)(3), a company that fails to timely file a periodic report with the SEC must provide Nasdaq with any changes in its total shares outstanding from its prior reporting period. Accordingly, please use this form to provide us with the total shares outstanding as of the end of the latest reporting period. This completed form can be emailed to continuedlisting@nasdaqomx.com or sent via facsimile to +1 301 978 8099, no later than seven calendar days from the receipt of this letter.

ISSUER NAME Majestic Capital Ltd. SYMBOL MAJC

CONTACT NAME Mr. James J. Scardino CONTACT TITLE CEO

TELEPHONE (845) 235 5574 E-MAIL jscardino@majesticinsurance.com

Period end date: December 31, 2010

Total Nasdaq listed Shares Issued and Outstanding this period ________

(Total shares issued and outstanding do not include any treasury shares)

Factors to be considered when preparing your plan of compliance

*For access to all FAQ's please use this link: www.nasdaq.com/about/LegalComplianceFAQs.stm

What is the compliance process for filing delinquencies?
NASDAQ rules provide a company that is delinquent in its periodic filing obligations with 60 days to submit a plan of compliance to the Listing Qualifications Staff. Based on that plan, the Staff may grant the company up to 180 days from the due date for the periodic report (as extended by Exchange Act Rule 12b-25, if applicable) to regain compliance. In determining whether to grant a company additional time, Staff will consider the company's specific circumstances, including the company's past compliance history, the reasons for the late filing, corporate events that may occur within the exception period, the company's general financial status, the company's disclosures to the market, and the likelihood that the filing can be made within the exception period.

In addition, NASDAQ will broadcast an indicator over its market data dissemination network noting the company's non-compliance. The indicator will be displayed with quotation information related to the company's securities on NASDAQ.com, NASDAQOMXTrader.com and by other third-party providers of market data information. Also, NASDAQ posts a list of all non-compliant NASDAQ companies and the reason(s) for such non-compliance on our website. Click here to view the list. The company will be included in this list commencing five business days from the date of the delinquency notification.

The company can regain compliance with the requirement by filing the late periodic report and any other delinquent reports with due dates falling before the end of the exception period. If a company regains compliance before its plan is due, or during any exception that Staff grants, the company will not receive a delisting determination.

If a company fails to regain compliance prior to the expiration of a Staff exception or if Staff does not accept the plan of compliance, Staff will issue a Staff Determination indicating that the company is subject to delisting. If that occurs, the company may request a hearing before a NASDAQ Listing Qualifications Panel ("Panel") to review the determination. However, in this circumstance only, that request will operate to stay the delisting action for only 15 calendar days from the deadline to request a hearing. In order to obtain a longer stay, the company must, in its request for a hearing, ask that the Panel grant such a longer stay. If it does, the Panel can permit the company to remain listed for up to 180 days from the date of the Staff Determination letter, but in no event more than 360 days from the due date of the company's first late filing. See Hearings Process for additional information.

Should the company fail to comply with the terms of the Panel's exception or the Panel determines not to grant an exception, the Panel will issue a delist letter. The company may then appeal the Panel's decision to the NASDAQ Listing and Hearing Review Council (Listing Council). The request for an appeal will not stay the delisting of the company's securities from NASDAQ. See Appeals Process for additional information. Please note that the Listing Council may not grant an exception for a period to exceed 360 days from the due date of the first such late periodic report. (Updated: November 25, 2008)

What are the repercussions if my company's auditors did not review the quarterly financial statements as required under SAS 100?
If the company is required to have its interim financial statements reviewed under SAS 100 and does not comply, NASDAQ views the company to be delinquent in its filing obligations. Please see the previous FAQ, which outlines the compliance process for filing delinquencies. (Updated: November 19, 2008)

What information should the company include in its plan of compliance submission to the Staff?
In submitting its plan of compliance to the Staff, the company should provide the following information:

- The reasons, including the specific facts and circumstances, for the late filing;
- Whether an investigation into the circumstances underlying the filing delinquency has been initiated by the company's audit committee, auditors, or other internal committee;
- The likelihood that the filing can be made within the initial 180 day exception period;
- The company's past compliance history;
- Whether the company is the subject of any regulatory or judicial investigation;
- Any corporate events that may occur within the exception period;
- The company's general financial status; and
- The company's public disclosures relating to the filing delinquency, any forthcoming restatements, and its financial condition.

The Staff review will be based on information provided by a variety of sources, which may include the company, its audit committee, its outside auditors, the staff of the SEC and any other regulatory body. (Initial Posting: November 19, 2008)

If an investigation into the issues underlying a late periodic report has been initiated by the company's board, audit committee or other investigative committee, what information should the company provide to the Staff?
The company should be prepared to provide the following information to the extent it has been ascertained and to supplement that information in writing upon completion of the investigation:

1. A summary of the investigation, including:

- a description of how and when the issues/improprieties originally came to the attention of management and/or the board of directors or audit committee;
- a description of the particular issues under investigation and the scope of the investigation (years covered, geographical reach, etc.);
- a summary or time line of meetings and actions taken by the board, audit committee, or other investigative committee and the law firms, forensic accountants or other consultants retained to assist in the investigation; and
- the findings of the investigation, including a description of all questionable, improper and/or fraudulent actions or practices identified and the names of all individuals found to be responsible for, or have participated in, such conduct (by act or omission), the status of those individuals' employment with the company, and a description of any sanctions or remedial actions taken against those individuals;

2. A description of internal control and/or accounting weaknesses identified during the course of the investigation;

3. A description of all remedial measures that have been or will be implemented by the company (including a schedule for the implementation of those measures not yet adopted);

4. A description of any and all remedial measures and/or internal controls that the company does not plan to implement, which were recommended by the investigatory committee, or by any law, accounting or consulting firm involved in the investigation; and

5. A description of any and all investigations or inquiries by other regulatory authorities. (Initial Posting: November 19, 2008)

How long can a company remain listed if it is late in filing its periodic reports because of an internal investigation, accounting issues, restatements, or other similar concerns?
A company may remain listed while deficient in its filing obligations for a maximum period of 360 days from the due date of the initial late periodic report (as extended by Exchange Act Rule 12b-25, if applicable).

When a company is late in filing a required periodic report with the SEC, NASDAQ Staff will request that it submit a plan of compliance within 60 days. Upon review of the plan of compliance, Staff may allow the company to remain listed for up to 180 days from the due date of the filing. If the company is not current in its filings at the end of the 180 day period, Staff will send a delisting determination in a letter to the company.

The company may appeal the delisting determination to a Hearings Panel, which is comprised of individuals who are independent of NASDAQ. A request for a hearing before the Panel will automatically stay the delisting for a period of 15 days from the date the request for an appeal is due. The company may request that the Panel extend the stay for a longer period. After review of the company's plan of compliance and a hearing, the Panel may grant the company additional time to remain listed. The Panel may not, however, grant an extension which would exceed 360 days from the due date of the initial late filing. See Hearings Process for additional information.

A company may appeal a Panel decision to the NASDAQ Listing and Hearing Review Council. The Listing Council, which is comprised of individuals who are independent of NASDAQ, reviews all decisions of the Panel and advises the NASDAQ Board on questions relating to company listings. An appeal to the Listing Council does not stay the Panel's decision to delist the company's securities. See Appeals Process for additional information.

In addition, all Panel decisions are subject to a "call for review" by the Listing Council. In connection with a call for review, the Listing Council has the discretion to stay the Panel's decision. Should the Listing Council grant a stay, then the company would remain listed during the pendency of the Listing Council's review. If the Listing Council determines it is appropriate, it may grant the company additional time to regain compliance. This exception and any stay granted by the Listing Council may not exceed 360 days from the due date of the first late periodic report.

Finally, the NASDAQ Board of Directors may call a Panel or Listing Council decision for review. Like the Listing Council process, the Board has the discretion to stay the Panel or Listing Council's decision in connection with a call for review. Should the Board grant a stay, then the company would remain listed during the pendency of the Board's review. If the Board determines it is appropriate, it may grant the company additional time to regain compliance while listed. While the rules do not limit the maximum time the Board may provide, it should be noted that the Board has been unwilling to allow a company to remain listed for more than one year from the due date of the company's first delinquent annual report.

The Securities and Exchange Commission has reviewed NASDAQ's actions in connection with an appeal by a company that was late in filing its periodic reports and that did not regain compliance in the time permitted by the

NASDAQ Board. The Commission found that the company had not established a likelihood that it would succeed on the merits of its argument challenging the decision to delist the company if it remained delinquent one year after the due date of its first delinquent annual report. See In the Matter of Coherent, Inc. (December 18, 2007)(Updated November 19, 2008)